April 4, 2024

Shai N. Gozani, M.D., PhD
Employment Agreement – December 30, 2020
Addendum

On behalf of the Board of Directors of NeuroMetrix, Inc., the Compensation Committee of the Board confirms the following modification to the terms of your employment:

“Base Salary – your annual salary (“Base Salary”), currently in the amount of $458,575, remains subject to periodic review and adjustment at the discretion of the Company. Should you elect, at your sole discretion, a temporary reduction in your base salary in any quarterly period, there will be no effect on the base salary amount used in any calculation of variable compensation, long term equity incentives, separation benefits or the Management Retention and Incentive Plan.”

Other terms of your employment agreement dated December 30, 2020 are unchanged.

Please acknowledge your acceptance of this Addendum by signing below.

Sincerely,

NeuroMetrix, Inc.

By:     /s/ DAVID VAN AVERMAETE___________
    David VanAvermaete
Compensation Committee, Board of Directors

/s/ DAVID E. GOODMAN, M.D.___________
David Goodman, M.D., MSE,
Compensation Committee, Board of Directors

Accepted:     /s/ SHAI N. GOZANI, M.D., PH.D. _________        Date:    _4/4/2024____
        Shai N. Gozani, M.D., Ph.D.

4 B Gill Street, Woburn, MA 01801 / neurometrix.com / O 781.890.9989